PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
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Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Raises Q3 2009 Financial Performance Expectations

Record Quarterly Revenue Expected

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – Oct. 5, 2009 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage, today announced it has raised its revenue, gross margin and operating expense projections for its third quarter ending Sept. 30, 2009.

Mellanox now projects record quarterly revenue in the range of $32.0 million to $32.5 million for the third quarter of fiscal 2009, compared with its previous third quarter revenue guidance of $28.5 million to $29.0 million. The updated third quarter revenue projection represents sequential growth of approximately 26 percent to 28 percent from the $25.3 million reported by the company in the second quarter of fiscal 2009, and year-over-year growth of approximately 11 percent above the $29.14 million reported in the third quarter of 2008.

The company now expects gross margins in the third quarter to be in the range of 73.5 percent to 74.5 percent, compared with the company’s previous guidance of 72 percent to 73 percent. Mellanox reported a gross margin percentage of 74.1 percent in the second quarter of fiscal 2009, and 79.1 percent in the third quarter of 2008.

On a GAAP basis, Mellanox now projects fiscal third quarter operating expenses to increase sequentially by 11 percent to 12 percent, compared with the company’s previous guidance of 8 percent to 9 percent.

Mellanox will broadcast its fiscal third quarter 2009 financial results conference call after the close of market on Wednesday, Oct. 21, 2009 at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 719-457-2695 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, Oct. 22, 2009 at 9 a.m. Israel Time to discuss the company’s fiscal third quarter 2009 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately ten minutes prior to the start of the call.

The Mellanox financial results conference calls will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 12, 2009 and our Form 10-Q filed with the SEC on August 6, 2009, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. BridgeX, FabricIT, PhyX, and Virtual Protocol Interconnect are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.